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                                                                  EXHIBIT 99.(r)

                             SECRETARY'S CERTIFICATE

I, Mary Moran Zeven, Secretary of the StreetTRACKS(R) Index Shares Funds (the "Trust"), hereby certify that the following resolution was approved by a majority of the Board of Trustees of the Trust at a meeting held on November 15, 2004:

RESOLVED, that Mary Moran Zeven be, and hereby is, authorized to execute and sign on behalf of Agustin Fleites, as President of the Trust, and Donald A. Gignac, as Treasurer and CFO of the Trust, all amendments to the Trust's Registration Statement on Form N-1A pursuant to powers of attorney from Agustin Fleites and Donald A. Gignac.

In witness whereof, I have hereunto set my hand this November 29, 2004.

                                                    /s/Mary Moran Zeven
                                                    -------------------
                                                    Mary Moran Zeven
                                                    Secretary